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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement of Alrenco, Inc. on Form S-8 (File No. 333-08915) of our report dated March 3, 1998, on our audits of the supplemental consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interests with RTO, Inc. as described in Note 1 to those financial statements, as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.



Spartanburg, South Carolina
March 30, 1998